                                                                               .
                                                                               .
                                                                               .

                                                                      EXHIBIT 21

                 OWNERSHIP STRUCTURE OF SEROLOGICALS CORPORATION

                                                             JURISDICTION OF
                                                             ---------------
ENTITY                                                       INCORPORATION
------                                                       -------------
Serologicals Corporation                                       Delaware

         - Serologicals (Barbados), Inc.                       Barbados

         - Serologicals Finance Company                        Delaware

            - Serologicals License Company                     Delaware

            - Serologicals Specialty Biologics, Inc.           Delaware

               - Serologicals Royalty Company                  Delaware

               - Serologicals Limited                          Scotland

               - Allegheny Biologicals, Inc.                   Pennsylvania

               - Med-Lab, Inc.                                 Alabama

               - Bio-Lab, Inc.                                 Alabama

               - Serologicals Investment Company               Delaware

               - Serologicals Nevada, Inc.                     Nevada

                  - Serologicals Business Trust                Nevada

                     - Serologicals Investment, LLC            Georgia

                        - Serologicals Management
                          Partnership, LP                      Delaware

            - Serologicals Proteins, Inc.                      Delaware

            - Serocor Incorporated                             Delaware

              - Serologicals Discovery Products, LLC           Delaware

              - Serologicals Biodiagnostics, Inc.              Massachusetts

              - Serologicals Biomanufacturing
                Corporation                                    Ontario, Canada

            - Serologicals Lawrence, Inc.                      Delaware

            - Serologicals Research Products, Inc.             Delaware

                                                                      EXHIBIT 21

         - Wholly-owned by Serologicals Corporation

            - Wholly-owned by Serologicals Finance Company

              - Wholly-owned by Serocor Incorporated

                - Wholly-owned by Serologicals Specialty Biologics, Inc.

                  - Serologicals Nevada, Inc. is the beneficial owner of the
                     Trust.

                     - The corpus of the Trust is a 99% ownership interest in
                       Serologicals Investment, LLC. Serologicals Specialty Biologics, Inc. has a 1% ownership interest in Serologicals Investment, LLC.

                        - Serologicals Investment, LLC hold a 99% limited
                          partnership interest and Serologicals Specialty Biologics, Inc. hold a 1% general partnership interest.